Exhibit 10.2
THIRD AMENDED AND RESTATED
REVOLVING PROMISSORY NOTE
$100,000,000.00	January 29, 2010
     For value received, the undersigned CALLON PETROLEUM COMPANY, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of REGIONS BANK, an Alabama state-chartered bank (“Payee”) the principal amount of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Payee under the Credit Agreement, together with interest on the unpaid principal amount of the Advances from the date of such Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Third Amended and Restated Credit Agreement dated as of January 29, 2010 (as the same may be amended or modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Regions Bank, as administrative agent (the “Administrative Agent”) and as issuing lender for the Lenders. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.
     Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified in writing by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.
     This Note is secured by the Security Instruments and guaranteed pursuant to the terms of the Guaranties.
     This Note is given in renewal, extension, and modification, but not in discharge or novation, of those certain Notes, each dated September 25, 2008, in the principal amount of (i) $82,142,857.13 made by the Borrower payable to Payee, (ii) $82,142,857.13 made by the Borrower payable to Capital One, N.A., and assigned to Payee, and (iii) $85,714,285.74 made by the Borrower payable to Union Bank, N.A., and assigned to Payee, under the Existing Agreement.
Third Amended and Restated Revolving Promissory Note

     This Note evidences a revolving line of credit by the Payee in favor of the Borrower, and, accordingly, the Borrower shall have the right, upon the terms and conditions set forth in the Credit Agreement, to obtain advances and readvances of principal hereunder during the term of this Note, up to a maximum principal amount outstanding at any one time equal to the Payee’s Commitment; provided, however, that the Payee shall have no obligation to make any further advances hereunder in the event that an Event of Default (as defined therein) shall have occurred and be continuing under the Credit Agreement. Such advances and readvances may be made by the Payee without notice to or consent of any guarantor, surety or other person or entity liable, whether primarily or secondarily, on this Note and without affecting or lessening the liability of any such person or entity.
     All makers, sureties, guarantors and endorsers hereof, by executing or endorsing this Note or by entering into or executing any agreement to pay any of the indebtedness evidenced hereby, (i) consent and agree to be bound by the provisions of this Note and promise, absolutely and unconditionally, to pay the principal of and interest on this Note as herein provided, (ii) waive trial by jury in any action on this Note or on any security for this Note, (iii) except as specifically provided in the Credit Agreement, waive (to the fullest extent allowed by law) all requirements of diligence in collection, presentment, notice of non-payment, protest, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note or any security for this Note or any guarantee of the indebtedness evidenced hereby, (iv) waive any right to the benefit of, or to direct the application of, any security for this Note until payment in full, (v) waive the right to require the Payee to proceed against any other person or to pursue any other remedy before proceeding against such makers, sureties, guarantors or endorsers, or any of them, and, except as otherwise required by law, waive the right to require the Payee to proceed against any collateral before proceeding against such makers, sureties, guarantors or endorsers, or any of them, and (vi) agree that no renewal or extension of this Note (including a renewal or extension in which this Note is surrendered), no change in the rate of interest payable hereon, no release, surrender or substitution of security for, or guarantee of, this Note or the indebtedness evidenced hereby, no modification or waiver of the terms of any instrument securing this Note, no delay in the enforcement of payment of this Note or any security for, or guarantee of, this Note or the indebtedness evidenced hereby, and no delay or omission in exercising any right or power under this Note or any security for, or guarantee of, this Note or the indebtedness evidenced hereby, shall affect the liability hereon of such makers, sureties, guarantors or endorsers, or any of them. Anything to the contrary notwithstanding, the obligations of any guarantor of this Note shall be limited to the extent provided in their respective guaranty agreement.
     As used herein, the term “Payee” shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee of this Note or the bearer, if this Note is at the time payable to bearer.
     Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights. In the event of any explicit or implicit conflict between any provision of this Note and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.
Third Amended and Restated Revolving Promissory Note

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Mississippi.
     THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

/s/ CALLON PETROLEUM COMPANY

Third Amended and Restated Revolving Promissory Note